Exhibit 23.5

[Letterhead of Scott E. Wilson Consulting, Inc.]

CONSENT OF SCOTT E. WILSON CONSULTING, INC.

The undersigned, Scott E. Wilson Consulting, Inc., hereby states as follows:

Our firm prepared an independent technical report and an addendum to such report, both completed in 2008 (collectively, the “Technical Report”), concerning the Hycroft Brimstone Open Pit Mine of Allied Nevada Gold Corp., portions of which are summarized under the caption “Properties – Development Properties – Hycroft Brimstone Open Pit Mine” in this Amendment No. 2 to the Registration Statement on Form S-1 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Report. We also consent to the use of the name of our firm in this Registration Statement.

Scott E. Wilson Consulting, Inc.

By:  /s/    Scott E. Wilson

        Name: Scott E. Wilson, C.P.G.

        Title: President

Date: March 27, 2008